As filed with the Securities and Exchange Commission on March 22, 2016
Registration No. 333-
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
__________
BMC STOCK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization) Two Lakeside Commons 980 Hammond Drive NE, Suite 500 Atlanta, GA (Address of Principal Executive Offices)	26-4687975 (I.R.S. Employer Identification No.) 30328 (Zip Code)
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STOCK BUILDING SUPPLY HOLDINGS, INC. 2013 INCENTIVE COMPENSATION PLAN
(Full title of the plan)
___________
Paul Street
General Counsel and Corporate Secretary
BMC Stock Holdings, Inc.
Two Lakeside Commons
980 Hammond Drive NE, Suite 500
Atlanta, GA 30328
(Name and address of agent for service)
(678) 222-1219
(Telephone number, including area code, of agent for service)
___________
Copies to:
Douglas S. Granger
Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219
Telephone: (804) 788-8200
Facsimile: (804) 788-8218
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

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CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(3)
Common Stock, par value $0.01 per share, of BMC Stock Holdings, Inc.(1)	3,800,000 shares	$15.23	$57,874,000	$5,828

(1)
This Registration Statement on Form S-8 (the “Registration Statement”) registers the issuance of 3,800,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), of BMC Stock Holdings, Inc. (“we,” “our,” “BMC Stock” or the “Registrant”) under the Stock Building Supply Holdings, Inc. 2013 Incentive Compensation Plan.

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(3)
Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rules 457(c) and 457(f) under the Securities Act based upon the average of the high and low prices per share for BMC Stock Common Stock trading on the NASDAQ Global Select Market as of March 21, 2016, a date that is within five business days prior to the date on which this Registration Statement is being filed, which were $15.79 and $14.67, respectively, by multiplying 0.0001007 by the proposed maximum aggregate offering price.

EXPLANATORY STATEMENT
We are filing this Registration Statement to register an additional 3,800,000 shares of our Common Stock for issuance under the Stock Building Supply Holdings, Inc. 2013 Incentive Compensation Plan (the “2013 Plan”). The increase in the number of shares authorized for issuance under the 2013 Plan was approved by our stockholders at a special meeting held on December 1, 2015. On August 14, 2013, we filed with the Commission a Registration Statement on Form S-8 (Registration No. 333-190611) (the “Prior Registration Statement”), registering 1,800,000 shares of our Common Stock that were issuable pursuant to the 2013 Plan.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.        Incorporation of Documents by Reference.
Except to the extent furnished and not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K, or as otherwise permitted by Commission rules, the following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(i)
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Commission on March 15, 2016, as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on March 17, 2016;

(ii)	the Registrant’s Current Report on Form 8-K filed with the Commission on February 1, 2016; and

(iii)
The disclosure set forth under the caption “Description of SBS Capital Stock Upon Completion of the Merger” contained in the Registrant’s Registration Statement on Form S-4, as amended (SEC File No. 333- 206421), initially filed with the Commission on August 17, 2015, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this

Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.        Description of Securities.
Not applicable.
Item 5.        Interests of Named Experts and Counsel.
Not applicable.
Item 6.        Indemnification of Directors and Officers.
Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law, or obtained an improper personal benefit. BMC Stock’s amended and restated certificate of incorporation provides for this limitation of liability.
Section 145 of the DGCL (“Section 145”), provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.
BMC Stock’s amended and restated bylaws provide that BMC Stock must indemnify BMC Stock’s directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition; provided, that, if and to the extent required by the DGCL, such an advance shall be made only upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified therefor.
BMC Stock has entered into indemnification agreements with each of BMC Stock’s current directors and executive officers. These agreements require BMC Stock to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to BMC Stock, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of BMC Stock’s amended and restated certificate of incorporation, BMC Stock’s amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
BMC Stock maintains standard policies of insurance that provide coverage (1) to BMC Stock’s directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to BMC Stock with respect to indemnification payments that BMC Stock may make to such directors and officers.
Item 7.        Exemption from Registration Claimed.
Not applicable.
Item 8.        Exhibits.
Exhibit No.    Description

4.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Annex C to the Registrant’s definitive Joint Proxy and Consent Solicitation Statement / Prospectus filed with the Commission on November 2, 2015 in Commission File No. 333-206421)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 15, 2013 in Commission File No. 001-36050)

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.3	Consent of KPMG LLP (filed herewith).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

Item 9.        Undertakings.
(a)    The undersigned Registrant, BMC Stock Holdings, Inc., hereby undertakes:
(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    to include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)     that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3)     to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on March 22, 2016.
BMC STOCK HOLDINGS, INC.

By:     /s/ Paul Street
Name:    Paul Street

Title:	General Counsel and Corporate Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter C. Alexander, James F. Major, Jr., Paul Street and C. Lowell Ball, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Registrant to comply with the Securities Act, and any rules, regulations, or requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, including without limitation state securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, including without limitation state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date: March 22, 2016	By: /s/ Peter C. Alexander
Peter C. Alexander Director, President and Chief Executive Officer (Principal Executive Officer)
Date: March 22, 2016	By: /s/ James F. Major, Jr.
James F. Major, Jr. Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
Date: March 22, 2016	By: /s/ Noah Gay
Noah Gay Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)
Date: March 22, 2016	By: /s/ David Bullock
David Bullock Chairman of the Board
Date: March 22, 2016	By: /s/ Barry J. Goldstein
Barry J. Goldstein Director
Date: March 22, 2016	By: /s/ David L. Keltner
David L. Keltner Director
Date: March 22, 2016	By: /s/ Michael Miller
Michael Miller Director
Date: March 22, 2016	By: /s/ James O’Leary
James O’Leary Director
Date: March 22, 2016	By: /s/ Jeffrey G. Rea
Jeffrey G. Rea Director
Date: March 22, 2016	By: /s/ Carl R. Vertuca, Jr.
Carl R. Vertuca, Jr. Director

EXHIBIT INDEX

4.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Annex C to the Registrant’s definitive Joint Proxy and Consent Solicitation Statement / Prospectus filed with the Commission on November 2, 2015 in Commission File No. 333-206421)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 15, 2013 in Commission File No. 001-36050)

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.3	Consent of KPMG LLP (filed herewith).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).